EXHIBIT 99.1

Salt Lake City, Utah - The trial of the lawsuit filed in August 2004 on behalf of the U.S. Food and Drug Administration (FDA) alleging Quality System Regulation (QSR) violations by Utah Medical Products, Inc. (Nasdaq: UTMD) is scheduled to begin on September 26, 2005 in the U.S. District Court in Salt Lake City, Judge Bruce S. Jenkins presiding.

The trial will focus on UTMD’s compliance with the QSR. On September 19, 2005, lawyers for UTMD will file a pretrial brief and proposed findings of fact and conclusions of law for the Court to consider. The Company will provide a copy of UTMD’s pretrial brief and proposed findings of fact and conclusions of law to investors who request it by calling Paul Richins at (800) 533-4984 or (801) 566-1200.

UTMD’s administrative claim for damages concerning alleged FDA misconduct was submitted to the Department of Health and Human Services in July. The FDA has until January 8, 2006 to consider UTMD’s claim for damages. Accordingly, UTMD’s damages claim will not be addressed at the currently scheduled trial.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of well-established, safe and effective, disposable and reusable specialty medical devices.